                                                                   Exhibit 10.22


Agreement

between

Nycomed Amersham plc
(formerly known as Amersham International plc)
Amersham Place
Little Chalfont
Bucks. HP7 9NA
United Kingdom
(hereafter AMERSHAM)

Phytera Inc
377 Plantation Street
Worcester
MA 01605
USA
(hereafter PHYTERA)

AND

Phytera Limited
Regent Court
Regent Street
Sheffield S1 4DA
United Kingdom
(hereafter SHEFFIELD)

WHEREAS

Under an agreement of 30th July 1993 (hereafter the ORIGINAL AGREEMENT) it was agreed (as per clause 8.1 of the ORIGINAL AGREEMENT) that AMERSHAM would use its best efforts to grant licenses relating to the research conducted under this ORIGINAL AGREEMENT in the field of clinical diagnostics.

The Parties desire that PHYTERA now assumes responsibility for this activity

NOW

It is hereby agreed that the responsibilities of AMERSHAM in respect of clause
8.1 shall cease, and shall by virtue of this Agreement, become the responsibility of PHYTERA, according to the terms and arrangements set out below.

1.  DEFINITIONS

1.1. The Project Rights shall be defined as any patents, patent applications, know-how (whether patentable or not), processes, software, trademarks, designs or copyright which have arisen from the programme of research set out in schedule I of the ORIGINAL AGREEMENT.

1.2. The Clinical Diagnostics Field is defined as the use of products or reagents for the purpose of determining, measuring or monitoring the metabolic or disease state of a human being, with such products or reagents requiring the approval, prior to sale, of the US FDA (or the equivalent regulatory agencies for other countries).


2.  LICENSING ACTIVITIES BY PHYTERA

2.1. For the duration of this Agreement PHYTERA shall use its best efforts to grant licenses under The Project Rights in The Clinical Diagnostics Field on terms which are commercially reasonable and agreed by Amersham.

2.2. PHYTERA shall not be under any obligation to offer any company first option to The project rights.

2.3. PHYTERA agrees to pay AMERSHAM half of any royalties, option payments, up front license payments, fixed annual license payments or similar payments that it may receive under the terms of any license which PHYTERA may grant under the provisions of this Agreement. Payments made for activities such as feasibility studies, research and development work or for the production of materials shall not be covered by this clause.

2.4. All costs associated with the licensing activities shall be the responsibility of PHYTERA.


3.  GRANT OF RIGHTS, PATENTING

3.1. Notwithstanding Clause 7 of the Original Agreement, for the sole purpose of PHYTERA pursuing the licensing programme as set out above, AMERSHAM hereby grants PHYTERA an exclusive license to The Project Rights for The Clinical Diagnostics Field.

3.2. In the course of its licensing activities PHYTERA may seek to protect The Project Rights in various ways, including the filing of patent applications. Any such patent applications shall be made in consultation with AMERSHAM and shall ensure that AMERSHAM's rights in the Life Sciences field (as defined in the Original Agreement) are respected. The responsibility for costs of any patent filings and associated activities shall be discussed in good faith between PHYTERA and AMERSHAM. Such costs shall be deductible from any payments received before the allocation of payments as per Clause 2.3.

3.3. PHYTERA may not sell, grant options over, or license The Project Rights to any third party except as outlined in clause 2.1, and all such sales, options or licenses shall require the written signature of AMERSHAM to be valid, which signature shall not unreasonably be withheld or delayed.

3.4. In the event that PHYTERA sells non-exclusive licenses to The project Rights, then AMERSHAM shall be entitled, during the period of this Agreement to obtain a non exclusive license for The Clinical Diagnostics Field at the same royalty levels and terms as set out in the Original Agreement. Should PHYTERA sell an exclusive license to The Project Rights, then AMERSHAM shall have no such right to obtain a non exclusive license.

4.  CONFIDENTIAL INFORMATION & DISCLOSURE

4.1. PHYTERA and AMERSHAM shall jointly agree a standard confidentiality agreement which is to be used by PHYTERA during the course of its licensing activities under this Agreement. This confidentiality agreement shall include provisions committing both PHYTERA and AMERSHAM.

4.2. PHYTERA shall be entitled to make such disclosures relating to The Project Rights as it deems necessary to pursue the licensing activities set out in clause 2.1. Any detailed disclosures shall be made under confidentiality agreements, but non-confidential summary information may be released into the public domain.

4.3. Except as set out in clause 4.2, for the duration of this Agreement neither party shall allow any of information or knowledge relating to The Project Rights to be released into the public domain, nor may either party take any action which reduces or lowers either the prospect of patent filings being made on The Project Rights, or the value of The Project Rights.

5.  PERIOD OF AGREEMENT, TERMINATION

5.1.  This Agreement shall come into effect following signature by all parties.

5.2. This Agreement shall remain in effect for a period of 24 months from the effective date.

5.3. This Agreement shall terminate at the end of the 24 month period, unless either:

      (a) PHYTERA has (with Amersham's agreement) licensed The project Rights to one or more third parties, or:

      (b)  The parties mutually agree to extend the period of the Agreement.

5.5   Upon termination of this Agreement then

      (a) all provisions and rights assigned from AMERSHAM to PHYTERA under this Agreement shall lapse and revert to AMERSHAM.

      (b) any patent applications created under this Agreement shall, at AMERSHAM's request, be assigned by PHYTERA to AMERSHAM.

      (c) any existing agreements (such as confidentiality agreements, options or licenses) between PHYTERA, AMERSHAM and third parties shall remain in force in accordance with their terms.

      (d) The terms of the ORIGINAL AGREEMENT shall remain in force in an unamended form.

6.  PRIMACY OF ORIGINAL AGREEMENT

6.1. Except as amended in this Agreement, all other clauses of the ORIGINAL AGREEMENT shall remain in effect.

7.  SIGNATURES

Signed in three copies, each of which shall constitute an original.


/s/ M. R. Evans                 V.P. Drug Discovery       29 October 1998
--------------------------      -------------------       ---------------
Signature                       Position                  Date

for Nycomed Amersham plc



/s/ Malcolm Morville            President                September 18, 1998
--------------------------      -------------------      ------------------
Signature                       Position                 Date

for Phytera Inc.



/s/James Eardley                Director                 September 18, 1998
--------------------------      -------------------      ------------------
Signature                       Position                 Date

for Phytera Ltd.